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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
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WARBURG PINCUS INSTITUTIONAL FUND, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of shares of the Managed EAFE(R) Countries Portfolio (the "Portfolio"), a series of Warburg Pincus Institutional Fund, Inc. (the "Company"), hereby appoints Eugene L. Podsiadlo and Janna Manes, two attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Company at 466 Lexington Avenue, New York, New York, 10017-3147, on December 16, 1997 at 3:00 p.m., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Combined Prospectus/Proxy Statement dated ___________ ___, 1997 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                          PLEASE SIGN, DATE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                  Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

                  Date:__________________________________

                       __________________________________
                               Signature(s)        (Title(s), if applicable)


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VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)
 ................................................................................
 ................................................................................

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE PROPOSALS. The Board of Directors unanimously recommends a vote "FOR" approval of the proposals.

1.   To approve or disapprove the             FOR [ ]  AGAINST [ ]  ABSTAIN [ ]
     Agreement and Plan of Reorganization

     To approve or disapprove the Agreement and Plan of Reorganization dated as of ____________ ___, 1997 (the "Plan") providing (i) that the Managed EAFE(R) Countries Portfolio (the "Existing Fund"), be reorganized from a series of Warburg Pincus Institutional Fund, Inc. into Warburg, Pincus Managed EAFE(R) Countries Fund, Inc. (the "New Fund"), (ii) the Existing Fund would transfer to the New Fund all or substantially all of its assets in exchange for shares of the New Fund and the assumption of the Existing Fund's liabilities, and (iii) the distribution of such shares of the New Fund to shareholders of the Existing Fund in liquidation of the Existing Fund.

2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

                                             FOR [ ] AGAINST [ ]  ABSTAIN [ ]